Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165870 on Form S-8 of CRH public limited company of our report dated June 29, 2012 appearing in this Annual Report on Form 11-K of Oldcastle 401(k) Plan formerly known as Oldcastle Materials, Inc. Retirement Savings Plan for the year ended December 31, 2011.

Crowe Horwath LLP

Oak Brook, Illinois

June 29, 2012

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